SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement    [  ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material pursuant to Rule 14a-12

                            Ambanc Holding Co., Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement no.:
         (3) Filing Party:
         (4) Date Filed:

                         [Ambanc Holding Co. Letterhead]












April 21, 2000

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Ambanc Holding Co., Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:00 a.m., New York time, on Friday, May 26, 2000 at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York. At the meeting we will report on the Company's operations and outlook for the year ahead.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the success of Ambanc Holding Co., Inc., and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                 Very truly yours,

                                 /s/ John M. Lisicki

                                 John M. Lisicki
                                 President and Chief Executive Officer

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                         Amsterdam, New York 12010-4303

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 26, 2000

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Ambanc Holding Co., Inc. (the "Company") will be held at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York, on Friday, May 26, 2000, at 10:00 a.m., New York time.

         A proxy card and a proxy statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

               I.   The election of four directors of the Company;

               II.  The   ratification   of  the  appointment  of  KPMG  LLP  as
independent auditors for the Company for the fiscal year ending December 31, 2000; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Action may be taken on these proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 10, 2000 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.
                                  By Order of the Board of Directors

                                  /s/ Robert Kelly
                                  Robert Kelly
                                  Secretary
Amsterdam, New York
April 21, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                            AMBANC HOLDING CO., INC.
                               11 DIVISION STREET
                         AMSTERDAM, NEW YORK 12010-4303

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 2000

         GENERAL

     This Proxy Statement is furnished in connection with the solicitation on behalf of the board of directors of Ambanc Holding Co., Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York, on Friday, May 26, 2000, at 10:00 a.m., New York time, and all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this proxy statement are first being mailed to stockholders on or about April 21, 2000. The Company controls, as a wholly owned subsidiary, Mohawk Community Bank (the "Bank").

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of four directors of the Company and the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

Proxies and Proxy Solicitation

     All shares of the Company's common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted "FOR" the election of the director nominees named in this proxy statement and "FOR" the ratification of the appointment of KPMG LLP. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the stockholder giving it at any time before it is voted by delivering to the Secretary of the Company at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Voting Rights; Vote Required

     Stockholders of record as of the close of business on April 10, 2000 (the "Voting Record Date") will be entitled to one vote on each matter presented for a vote at the Meeting for each share of common stock then held. A vote may be exercised in person or by a properly executed proxy as discussed above. Directors will be elected by a plurality of the votes cast in person or by proxy at the Meeting. Approval of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 requires the affirmative vote of the majority of the votes cast in person or by proxy at the Meeting. The presence in person or representation by proxy of at least one-third of the outstanding shares of the common stock will constitute a quorum for purposes of the Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify KPMG LLP as the Company's independent auditors will have the effect of a negative vote. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the election of directors or ratification of the appointment of the auditors. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the auditors.

Voting Securities and Principal Holders Thereof

     As of the Voting Record Date, the Company had 4,937,472 shares of common stock issued and outstanding. The following table sets forth, as of the Voting Record Date, information regarding share ownership by the persons or entities known by management to beneficially own more than five percent of the Company's common stock and all directors and executive officers of the Company as a group. See "Proposal I -Election of Directors" for information regarding share ownership by the individual directors and certain executive officers.

                                                                                     Percent of Shares of
                                                  Amount and Nature of Beneficial       Common Stock
Name and Address of Beneficial Owner                          Ownership                   Outstanding
------------------------------------                          ---------                   -----------
Ambanc Holding Co., Inc.                                     395,187(1)                     8.0%
  Employee Stock Ownership Plan
  11 Division Street
  Amsterdam, New York 12010

Dimensional Fund Advisors, Inc.                               330,700(2)                    6.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California  90401

Jewelcor Management, Inc., et al.                            307,399(3)                     6.2%
  100 N. Wilkes-Barre Boulevard
  Wilkes-Barre, Pennsylvania 18702

Directors and executive officers of the Company              895,270(4)                     17.4%
as a group (20 persons)
-------------------------
(1)  The amount reported  represents  shares of common stock held by the Ambanc,
     Inc.  Employee Stock  Ownership Plan (the "ESOP").  As of the Voting Record
     Date,  159,850  shares of common stock under the ESOP had been allocated to accounts of  participants.  First  Bankers  Trust  Company,  N.A.,  Quincy,
     Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been  allocated  to the  accounts of participants  or  which  have  been  allocated  but  are not  voted  by the participants.  Participants in the ESOP have the right to direct the voting of shares allocated to their accounts.  Unallocated shares held by the ESOP are voted by the plan  trustee in the same manner that the plan  trustee is directed to vote by the majority of the plan  participants who directed the plan trustee as to the manner of voting the shares  allocated to their plan accounts.

(2)  As  reported  on a Schedule  13G filed  with the  Securities  and  Exchange
     Commission (the "SEC") on February 3, 2000. The filer reports sole voting and dispositive power with respect to all shares but disclaims beneficial ownership of all shares of common stock.

(3) As reported by Jewelcor Management, Inc. ("JMI") and the other members of a group formed with JMI under Section 13(d) of the Securities Exchange Act of 1934 based on an amended Schedule 13D filed with the SEC on December 9, 1999 and a Form 4 filed in April 2000. JMI reported sole voting and dispositive power over 300,440 shares. Seymour Holtzman, a director of the Company and a member of this group, is Chairman of the Board and Chief
     Executive  Officer of JMI and Jewelcor  Inc.,  the sole  stockholder of JMI
     ("Jewelcor").  Jewelcor is a wholly owned subsidiary of S.H. Holdings, Inc.
     Mr. Holtzman and his wife, also a member of this group, own as tenants by the entireties a majority interest in S.H. Holdings, Inc. and Mr. Holtzman is Chairman and President of S.H. Holdings, Inc. The members of the group other than JMI reported beneficial ownership as follows: Mr. Holtzman:
     shared voting and dispositive power over 3,854 shares; Mr. Holtzman's wife:
     none; Allison Holtzman Garcia, Mr. Holtzman's daughter: sole voting and dispositive power over 1,535 shares; Custodial Account f/b/o Allison
     Holtzman Garcia ("AHG Custodial Account"): sole voting and dispositive power over 1,374 shares; Trust f/b/o Steven Holtzman, Mr. Holtzman's son
     ("SH Trust"): sole voting and dispositive power over 160 shares;  Custodial
     Account f/b/o Olivia Garcia,  Mr. Holtzman's  granddaughter  ("OG Custodial
     Account"),  sole voting and  dispositive  power over 160 shares;  Custodial
     Account f/b/o Chelsea  Holtzman,  Mr. Holtzman's other  granddaughter  ("CH
     Custodial  Account"):  sole voting and  dispositive  power over 535 shares;
     S.H. Holdings, Inc.: none; Jewelcor: none. Mr. Holtzman is the custodian for the OG Custodial Account. Mr. Holtzman's wife is the custodian for the AHG and CH Custodial Accounts. Mr. Holtzman's brother-in-law is the trustee of the SH Trust.

(4)  This amount includes  shares held directly,  as well as shares held jointly with  family  members,  shares  held  in  retirement  accounts,  held  in a fiduciary capacity, held by certain of the group members' families, or held
     by  trusts  of  which  the  group  member  is  a  trustee  or   substantial
     beneficiary, with respect to which shares the group member may be deemed to have sole or shared  voting  and/or  investment  powers.  This  amount also includes  options to purchase  195,671  shares of common  stock  granted to group  members  which  are  currently  exercisable  or  which  will  become exercisable  within 60 days of the  Voting  Record  Date.  Includes  shared voting  and  dispositive  power over  416,957  shares of common  stock.  In addition, this amount includes the 307,399 shares owned by Mr. Holtzman and the other members of his group described in footnote (2).

         PROPOSAL I - ELECTION OF DIRECTORS

     Approximately one-third of the Company's directors are elected annually to serve for a three-year term or until their respective successors are elected and qualified. The Company's board of directors (the "Board of Directors" or the "Board") is currently comprised of 16 directors, with six directors in one class, whose terms will expire on the date of the Meeting, and five directors in each of two other classes, with terms that will expire in 2001 and 2002, respectively. Two of the current directors whose terms will expire this year, Messrs. William A. Wilde, Jr. and Lionel H. Fallows, are retiring from the Board and have therefore not been renominated. Accordingly, stockholders will elect four directors at the Meeting. The Company wishes to express its sincere gratitude for the years of dedicated service and guidance provided by Directors Wilde and Fallows.

     The following table sets forth certain information, as of the Voting Record Date, regarding each nominee for director and each current director whose term of office extends beyond the date of the Meeting. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted "FOR" the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

                                                                                                        Shares of
                                                                                           Current    Common Stock   Percent
                                                                               Director    Term to    Beneficially      of
        Name                        Age(1)   Position(s) Held in the Company   Since(2)     Expire      Owned(3)     Class(4)
        ----                        ------   -------------------------------   --------     ------      --------     --------

                 BOARD NOMINEES FOR TERM TO EXPIRE IN 2003

        John J. Daly                  59     Director                            1988        2000      29,168(5)             *
        Marvin R. LeRoy, Jr.          39     Director                            1996        2000      15,820(6)             *
        Lawrence B. Seidman           52     Director                            2000        2000     117,442             2.4%
        Ronald S. Tecler              61     Director                            1998        2000      30,705(7)             *

                         DIRECTORS CONTINUING IN OFFICE

        James J. Bettini, Sr.         45     Director                            1998        2002       2,220(8)             *
        Seymour Holtzmann             64     Director                            1999        2002     307,399(9)          6.2%
        Allan R. Lyons                59     Director                            1999        2002       1,419                *
        Charles E. Wright             57     Director                            1998        2002       2,320(10)            *
        William L. Petrosino          41     Director                            1999        2002      59,174(11)         1.2%
        Lauren T. Barnett             74     Chairman of the Board               1966        2001      45,860(12)            *
        Daniel J. Greco               71     Director                            1998        2001      19,106(13)            *
        John M. Lisicki               53     President and Chief Executive       1998        2001      71,744(14)         1.4%
                                             Officer

        Charles S. Pedersen           74     Director                            1977        2001      25,434(15)            *
        John A. Tesiero, Jr.          72     Director                            1998        2001      28,562(16)            *

                CERTAIN EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Benjamin Ziskin                      Senior Vice President                                     43,257(17)            *
        Thomas Nachod                        Senior Vice President                                      3,025(18)            *


----------------------------

(1)  As of December  31, 1999.
(2) Includes  service as a director of the Bank.
(3) The nature of beneficial ownership for shares reported in this column is sole voting and dispositive power, except as otherwise noted in these
     footnotes.   Included  in  the  shares  beneficially  owned  by  the  named individuals are options to purchase shares of common stock, which are currently exercisable or which will become exercisable within 60 days of the Voting Record Date, as follows: Mr. Lisicki - 38,913 shares; Messrs. Greco, Tecler and Tesiero - 7,782 shares; and Messrs. Barnett, Daly, LeRoy, Pedersen and Wilde - 13,542 shares.
(4)  An asterisk(*) indicates ownership of less than one percent.
(5)  Includes shared voting and dispositive power over 2,611 shares.
(6)  Includes shared voting and dispositive power over 1,020 shares.
(7)  Includes shared voting and dispositive power over 2,140 shares.
(8)  Includes shared voting and dispositive power over 600 shares.
(9) For detailed information regarding Mr. Holtzman's ownership, see footnote 2 to the table under "Voting Securities and Principal Holders Thereof."
(10) Includes shared voting and dispositive power over 700 shares.
(11) Includes shared voting and dispositive power over 3,070 shares.
(12) Includes shared voting and dispositive power over 22,564 shares.
(13) Includes shared voting and dispositive power over 6,642 shares.
(14) Includes shared voting and dispositive power over 24,237 shares.
(15) Includes shared voting and dispositive power over 2,500 shares.
(16) Includes shared voting and dispositive power over 5,834 shares.
(17) Includes shared voting and dispositive power over 18,352 shares.
(18) Includes shared voting and dispositive power over 1,072 shares.



     The business experience for at least the past five years of each nominee and director continuing in office is set forth below.

     John J. Daly. Mr. Daly is the Vice President and was a former owner of Alpin Haus, Inc., a retail company located in Amsterdam, New York, which specializes in the sale of recreational vehicles. Mr. Daly has been associated with Alpin Haus since 1963.

     Marvin R. LeRoy, Jr. Mr. LeRoy is Executive Director of the Alzheimer's Association, Northeastern New York Chapter and is also Town/County Supervisor for Saratoga County representing the Town of Clifton Park. Previously, he has served as Development Officer for Skidmore College in Saratoga Springs, Executive Director of the Kenwood Child Development Center in Albany, Executive Director of the Amsterdam City Center (YMCA) and served as Executive Director of the Montgomery County Youth Bureau, Planning Officer for the Montgomery County Planning Department, and Director of the Montgomery County Veterans Services. Mr. LeRoy is also active in the community, having served on over 25 boards and councils throughout the Capital District.

     Lawrence B. Seidman. Mr. Seidman has been a director of the Company since March 2000. Since March 1999, Mr. Seidman has been the President, General Counsel and a Director of Menlo Acquisition Corporation. Mr. Seidman is also Manager of Seidman & Associates, L.L.C., President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Manager, of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP. He is also a director of CNY Financial Corporation and South Jersey Financial Corporation, Inc. and their respective bank subsidiaries.

     Mr. Seidman and certain affiliates (the "Seidman Group") were defendants in a civil proceeding filed in federal district court by IBS Financial Corp. in November 1996 in connection with a proxy contest, state law matters and disclosure required under the federal securities laws. Following an appeal of the district court decision, the Third Circuit Court of Appeals, in February 1998, reversed in part and remanded in part the lower court decision. The Court of Appeals determined that a Schedule 13D filed by the Seidman Group had failed to adequately disclose information about persons in control of the Seidman Group. Pending the remand, an amended Schedule 13D was filed to provide additional disclosures about members of the Seidman Group. Thereafter, the federal district court entered a Judgment After Remand which directed the inclusion of these disclosures in the Schedule 13D.

     In November 1995, the acting director of the Office of Thrift Supervision ("OTS") issued a cease and desist order against Mr. Seidman ("C&D") after finding that Mr. Seidman recklessly engaged in unsafe and unsound practices in the business of a federally insured institution unrelated to IBS Financial Corp. The C&D actions complained of were Mr. Seidman's alleged obstruction of an OTS investigation. The C&D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The C&D also provides that, for a period of no less than three (3) years, if Mr. Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, then all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

     Dr. Ronald S. Tecler. Dr. Tecler became a director of the Company and the Bank following the merger with AFSALA Bancorp, Inc. ("AFSALA"). The Company acquired AFSALA in November 1998. Prior to the merger, Dr. Tecler had been a director of Amsterdam Federal Bank since 1994 and a director of AFSALA since 1996. Dr. Tecler is the majority stockholder of a professional corporation engaged in the practice of dentistry in Amsterdam, New York and has practiced dentistry since 1971. Dr. Tecler is the Chairman of the Board of the Amsterdam Urban Renewal Agency, a board member of Industries for Amsterdam, Inc., the Vice President of the Twin Rivers Boy Scouts Council, and is active in the Amsterdam Rotary Club and the St. Mary's Hospital of Amsterdam Foundation.

     James J. Bettini, Sr. Mr. Bettini is Executive Vice President of Operations of Farm Family Holding Co., parent company of Farm Family Insurance, where he has been employed since 1979. He is past president of the Albany Association of Chartered Property and Casualty Underwriters, and served on the Amsterdam City Zoning Board of Appeals and the Amsterdam Golf Commission.

     Seymour Holtzman. Since 1990, Mr. Holtzman has served as Chairman and Chief Executive Officer of each of the following companies: Jewelcor Management & Consulting, Inc., a management and consulting firm in Wilkes-Barre, Pennsylvania; C.D. Peacock, Inc., a jewelry company based in Chicago, Illinois; Central European Capital Investors, Inc., an investment company operating in eastern Europe; and S.A. Peck & Co., a mail order jewelry company based in Chicago, Illinois. Mr. Holtzman has over 35 years of management experience, and has been an investor in the banking and thrift industries since 1972. A philanthropist, Mr. Holtzman has been honored as "Humanitarian of the Year" by the Cardinal Cushing School and Training Center in Boston, Massachusetts and "Man of the Year" by the B'nai B'rith Youth Services.

     Allan R. Lyons. Mr. Lyons is the owner of 21st Century Strategic Investment Planning, a company that Mr. Lyons began operating following his retirement in December 1999 as the Chairman of the Board and Chief Executive Officer of Piaker & Lyons, Vestal, New York. Mr. Lyons had served as Chairman of the firm's personal financial planning committee and executive committee. Mr. Lyons had worked for Piaker & Lyons since 1964, and had become an executive of the firm in 1968. Mr. Lyons is a member of the American Institute of CPAs, the New York State Society of CPAs, and the International Association for Financial Planning. He is on the board of advisors of the Binghamton University School of Management, is a corporate member of United Health Services, and serves on the endowment committee of the United Jewish Appeal of Broome County. Mr. Lyons is a director of Officeland Inc., Retail Entertainment Group, Inc. and Franklin Credit Management Corporation.

     Charles E. Wright. Since 1976, Mr. Wright has been President of W.W. Custom Clad, Inc., Canajoharie, New York, a metal finishing shop specializing in powder coatings. Prior to that time, Mr. Wright was a sales representative for the Industrial Coatings Division of Schenectady International in the New York and New England regions and a teacher and vocational guidance counselor at Canajoharie High School. Mr. Wright is a trustee of the Arkell Hall Foundation in Canajoharie and the Foundation of St. Mary's Hospital in Amsterdam.

     William L. Petrosino. Mr. Petrosino is a longtime local businessman in the wholesale beverage industry, operating beverage companies in the Amsterdam, South Glens Falls and Schenectady, New York areas. He has served as a director of the Company since May 1999. He also owns and operates warehouse rental space in Montgomery and Fulton Counties, as well as residential rental properties in the Amsterdam area. Mr. Petrosino serves as the Chairman of the Board of Directors of the Fulton-Montgomery-Schoharie Private Industry Council, and of the Workforce Development Board. In addition, Mr. Petrosino serves as Chairman of the Amsterdam City Planning Board, and is on the boards of directors of the Montgomery County Economic Development Zone and Amsterdam Memorial Hospital.

     Lauren T. Barnett. Mr. Barnett became Chairman of the Board of the Company in 1998. Mr. Barnett served as Interim President and Chief Executive Officer of the Company and the Bank from July 1998 until the Company's merger with AFSALA Bancorp, Inc. ("AFSALA") in November 1998. Since 1957, Mr. Barnett has been the President of Barnett Agency, Inc., an insurance agency located in Amsterdam, New York. Mr. Barnett is also a licensed real estate broker.

     Dr. Daniel J. Greco. Dr. Greco became a director of the Company and the Bank following the merger with AFSALA. Prior to the merger, Dr. Greco had been a director of Amsterdam Federal Bank, a subsidiary of AFSALA, since 1980, and a director of AFSALA since its formation in 1996. Dr. Greco is a former school teacher and the retired superintendent of the Greater Amsterdam School District. Dr. Greco serves on the Board of Directors of the Amsterdam Memorial Hospital and Industries for Amsterdam, Inc. and is active in the Rotary Club, the Elks Club, and the Boy Scouts of America.

     John M. Lisicki. Mr. Lisicki became President and Chief Executive Officer of the Company and the Bank upon consummation of the merger with AFSALA in November 1998. Prior to the merger, Mr. Lisicki had served as President and Chief Executive Officer of Amsterdam Federal Bank since 1983 and as President and Chief Executive Officer of AFSALA since 1996. Mr. Lisicki is a current member, Treasurer and past Chairman of the Board of Trustees of Amsterdam Memorial Hospital, a member of the Board and former President of Industries for Amsterdam, a member of the Board and former Vice President of the Amsterdam Free Library, a member of the Board of the Sarah J. Sanford Home for Elderly Women, former President of the Foundation of Liberty Enterprises, as well as a member of its Board of Directors, and a former board member of Hospice Foundation, the Amsterdam City Center and the Advisory Board of St. Mary's Hospital.

     Charles S.  Pedersen.  Since 1985, Mr.  Pedersen has been a  manufacturers'
representative  for  various   international   fiberglass  and  related  product
companies. Mr. Pedersen's office is located in Amsterdam, New York.

     John A. Tesiero, Jr. Mr. Tesiero became a director of the Company and the Bank following the merger with AFSALA. Prior to the Merger, Mr. Tesiero had served as a director of Amsterdam Federal Bank since 1994 and of AFSALA since 1996. Mr. Tesiero is the sole owner and President and Chief Executive Officer of Cranesville Block Co., Inc., a construction supply business selling ready mix concrete, concrete block, sand, gravel and stone, located in Amsterdam, New York.

Meetings and Committees of the Boards of Directors

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the year ended December 31, 1999, the Board of Directors met 12 times. During 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings held while he was a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period in which he served.

     The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. Directors Pedersen (Chairman), Daly, LeRoy, Fallows and Tecler serve on this Committee. The Audit Committee met two times during 1999. There is no charter for the audit committee but it is expected that a charter will be adopted during May 2000.

     The Company's Compensation and Benefits Committee is comprised of Directors Bettini (Chairman), Leroy, Daly, Pedersen and Tesiero. The Compensation and Benefits Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies as well as administering the Company's 1997 Stock Option and Incentive Plan (the "Stock Option Plan") and Recognition and Retention Plan (the "RRP"). This committee met six times during 1999.

     The Company's Nominating Committee, consisting of the entire Board of Directors, reviews the terms of the directors and makes nominations for directors to be voted on by stockholders. The Nominating Committee generally meets once a year. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company's Bylaws. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 90 days prior to the date of the annual meeting, except that if less than 100 days' notice of the date of the meeting is given or made to stockholders, nominations must be delivered no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting was mailed or the day on which the meeting date was announced. The Nominating Committee met two times in 1999 for the purpose of making nominations for directors to be voted on by stockholders at the Meeting.

     Meetings and Committees of the Bank. The Bank's Board of Directors meets at least monthly and held 12 meetings during the year ended December 31, 1999. During 1999, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings held while he was a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period in which he served.

Director Compensation

     Directors of the Company did not receive any remuneration during 1999 for service on the Company's Board of Directors or any committees of the Company's Board of Directors. Each non-employee director of the Bank, however, received during 1999 an annual fee of $13,800 in cash for service on the Board of Directors of the Bank. Non-employee directors serving on the Bank's Executive, Audit, Personnel and Strategic Planning Committees also received during 1999 $200 in cash for each committee meeting attended. Each director of the Company also currently serves as a director of the Bank, except Director Seidman.
Following the Meeting, if elected, Director Seidman will also serve as a director of the Bank. Of the annual fee for the Bank's non-employee directors, up to 100% may be paid in shares of the Company's common stock issued pursuant to the RRP (with one-twelfth of the annual share amount vesting each month), and the remaining amount paid in cash.

     The Bank has established a deferred compensation program for the benefit of certain of its non-employee directors. This program permits participating directors to defer a portion of their Board fees over a five-year period. Pursuant to agreements entered into with participating directors, upon the later of the first year after the end of the five-year period or the director reaching 65 years of age, the director (or in the event of death, his designated beneficiary) will receive an annual cash payment for a period of up to 10 years based upon the amount of fees deferred. In order to balance the expected payments under the deferred compensation plan, the Bank has purchased whole life insurance policies on the lives of the participating directors. While the Bank will make the annual payments to participating directors over the ten year period, the lump sum death benefits payable on the insurance policies should be sufficient to repay the Bank for the benefits paid to the participating directors with a modest return, provided actuarial assumptions regarding life expectancies are accurate. The participants in the deferred compensation program are Directors Barnett, Daly and Fallows. Each of these directors has completed his five-year deferral period.

Executive Compensation

     The following table sets forth information concerning the compensation paid to three executive officers of the Company and the Bank. No other executive officer earned a salary and bonus in excess of $100,000 during 1999.

                                                             SUMMARY COMPENSATION TABLE
                                                               Annual Compensation(1)
                                            ----------------------------------------------------------------
                                                                       Other       Restricted    Securities          All
                                                                      Annual         Stock       Underlying         Other
  Name and                                   Salary      Bonus     Compensation     Award(s)    Options/SARs     Compensation
  Principal Position             Year          ($)         ($)         ($)(2)         ($)             (#)             ($)
------------------------------   ----        -------     --------  -------------   ---------    ------------     -------------

  John M. Lisicki, President     1999      $170,000      $36,658          --          --              --        $68,035(3)
  and Chief Executive Officer    1998        19,615(1)        --          --          --              --         19,370(4)

  Benjamin Ziskin                1999        85,000       20,619          --          --              --         28,782(5)
  Senior Vice President

  Thomas Nachod                  1999        85,000       20,619          --          --              --            668(6)
  Senior Vice President

-------------------
(1) For Mr. Lisicki, employment with the Company and the Bank commenced on November 16, 1998. For Messrs. Ziskin and Nachod, neither earned a salary and bonus of more than $100,000 for 1998 and neither was employed by the Company or the Bank during 1997.

(2) None of the persons listed received any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of the person's salary and bonus, or $50,000.

(3) This amount consists of the value, at December 31, 1999, of shares allocated to his ESOP account ($31,799), the value of term life insurance ($564) paid by the Bank for the individual under a group plan and the accrual of $35,672 by the Bank for a supplemental retirement plan.

(4) This amount consists of a $9,807 payment for unused vacation time, the value, at December 31, 1998, of shares allocated to his ESOP account ($6,248) and the accrual of $3,315 by the Bank for a supplemental retirement plan.

(5) This amount consists of the value, at December 31, 1999, of shares allocated to his ESOP account ($21,823), the value of term life insurance ($174) paid by the Bank for the individual under a group plan and the accrual of $6,785 by the Bank for a supplemental retirement plan.

(6) This amount consists of the value of term life insurance ($668) paid by the Bank for the individual under a group plan.

     The following table sets forth certain information concerning the aggregate number and value of the stock options held by Mr. Lisicki at December 31, 1999. No stock appreciation rights have been granted by the Company to date.


                                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                   Number of Securities
                                                                  Underlying Unexercised           Value of Unexercised
                                 Shares                                Options/SARs             in-the-Money Options/SARs
                              Acquired on          Value            at Fiscal Year-End              at Fiscal Year-End
           Name                 Exercise         Realized                   (#)                           ($)(1)
                                  (#)               ($)          Exercisable/Unexercisable      Exercisable/Unexercisable
--------------------------- ----------------- ---------------- ------------------------------ -------------------------------

John M. Lisicki                    --                 --                 38,913/--                        69,265/--

Benjamin Ziskin                    --                 --                 24,905/--                        44,331/--

Thomas Nachod                      --                 --                  2,000/--                         2,500/--

---------------------
(1) Represents the aggregate market value of the stock options as of December 31, 1999, based on the difference between the market price per share of the common stock ($14.75, the closing price per share of the common stock as reported on the Nasdaq Stock Market on December 31, 1999), and the exercise price of the stock options ($12.97 per share for Mr. Lisicki, $12.97 per share for Mr. Ziskin and $13.50 per share for Mr. Nachod).

Defined Benefit Pension Plan

     The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). Full-time salaried employees are eligible to participate in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age. A participant must complete five years of service before attaining a vested interest in his or her retirement benefits, after which the participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement pursuant to a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service without offset of the participant's anticipated Social Security benefits. An individual's annual benefit is limited to 70% of his or her annual average compensation.

     The annual benefit provided to participants (i) at early retirement age (generally age 60) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with ten years of service who elect to receive payment of their benefits prior to normal retirement age or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with annual average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan. The Pension Plan also provides for disability and death benefits.

     The following table sets forth, as of December 31, 1999, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form.

                               PENSION PLAN TABLE

                                        Years of Credited Service
                        --------------------------------------------------------
      Remuneration          15          20          25          30          35
      ------------      --------    --------    --------    --------    --------
         $ 75,000       $ 22,500    $ 30,000    $ 37,500    $ 45,000    $ 52,500
          100,000         30,000      40,000      50,000      60,000      70,000
          125,000         37,500      50,000      62,500      75,000      87,500
          150,000         45,000      60,000      75,000      90,000     105,000
          175,000(1)      48,000      64,000      80,000      96,000     112,000
--------
(1) 1999 annual earnings for computation of pension benefits are limited to $160,000 by Internal Revenue Service regulations.

     At December 31, 1999, Mr. Lisicki and Mr. Ziskin each had one year of credited service under the Pension Plan and Mr. Nachod had no years of credited service.


Employment Agreements

     The Bank has entered into a three year employment agreement with Mr. Lisicki that expires in November 2002. The agreement provides for a minimum annual base salary of $205,000, and for the payment of bonuses in the discretion of the Board of Directors of the Bank. The term of the agreement will be extended for an additional year (in addition to the then-remaining term) on each anniversary of the commencement date, subject to approval of the Board of Directors of the Bank. The Agreement entitles Mr. Lisicki to participate in all employee benefit and retirement plans in which the Bank's executive officers participate.

     Under the employment agreement, if Mr. Lisicki's employment were "involuntarily terminated" by the Bank other than in connection with or within twelve months after a change in control of the Bank or the Company or for cause, then (i) the Bank would be required to pay to Mr. Lisicki during the remaining term of the agreement his salary at the rate in effect as of the date of termination and (ii) the Bank would be required to provide to Mr. Lisicki during the remaining term of the agreement substantially the same benefits as the Bank maintained for its executive officers immediately prior to the date of termination. The agreement provides that if Mr. Lisicki's employment were involuntarily terminated in connection with or within 12 months after a change in control, Mr. Lisicki would be entitled to receive from the Bank a lump sum payment in cash of an amount equal to 299% of Mr. Lisicki's "base amount" and, for the remaining term of the agreement, substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the change in control. Under the agreement, "involuntary termination" means termination of Mr. Lisicki's employment without his express written consent, and also includes a material diminution of his current duties, responsibilities and benefits (including not being elected or re-elected to the Board of Directors of the Bank or the Company).

     The Bank has nearly identical agreements with two year terms that expire in November 2001 for each of Messrs. Ziskin and Nachod. The base salary under these agreements are $85,000 and also provide for a lump sum payment of 299% of the individual's base amount.


Supplemental Retirement Plans

     The Bank maintains a supplemental retirement plan ("SERP") for the benefit of Mr. Lisicki, which was adopted by Amsterdam Federal Bank in connection with the termination of Amsterdam Federal Bank's defined benefit retirement plan in fiscal 1994, and amended as of March 17, 1998. The purpose of the SERP is to furnish Mr. Lisicki with supplemental post-retirement benefits in addition to those which will be provided to him under the Bank's 401(k) Plan. (Amsterdam Federal Bank's 401(k) Plan, in which Mr. Lisicki participated, was merged into the Bank's 401(k) Plan during fiscal 1999. Mr. Lisicki is a participant in the Bank's 401(k) plan). It is intended that Mr. Lisicki's benefits under the SERP, when added to his benefits under the Bank's 401(k) Plan, will be approximately equal to the benefits Mr. Lisicki would have received under the terminated defined benefit retirement plan. Annually, a sum equal to 16.90% of Mr. Lisicki's annual salary is expensed and funded by the Bank to a reserve account ("Deferred Compensation Account") for the purpose of providing to him the target benefits under the SERP. Upon Mr. Lisicki's termination of employment with the Bank (other than for cause), the supplemental retirement benefits consisting of the then-current value of all amounts credited to Mr. Lisicki's Deferred Compensation Account will be payable to him. The SERP provides that the Bank may pay the benefits either as a single lump sum payment, by purchasing a straight life or joint and survivor annuity, or in monthly installments over five, ten or fifteen years. Upon receipt of benefits under the SERP, under current federal income tax laws, Mr. Lisicki will recognize ordinary income in the amount of the benefits he receives and the Bank will be entitled to a tax deduction for the amount of benefits paid as compensation expense at that time.

     The Bank  maintains a nearly  identical SERP for the benefit of Senior Vice
President  Ziskin.  Mr.  Ziskin's  SERP,   however,   provides  for  a  Deferred
Compensation Account equal to 6.19%.


Compensation Committee Interlocks and Insider Participation

     The Company's Compensation and Benefits Committee is comprised of Directors Bettini (Chairman), Leroy, Daly, Pedersen and Tesiero. No executive officer of the Company is, or was during 1999, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 1999, a member of a comparable compensation committee of a company of which any of the directors or executive officers of the Company is an executive officer. Director Tesiero is a principal owner of the Amsterdam Riverfront Center, which has leased two properties to the Bank. One property is used as an operations center, and the other is used as a branch office. Each lease agreement has a term of five years, expiring in 2003, with an option to renew after expiration for an additional five years. The lease payments by the Bank are equivalent to the market rate at the time the lease agreements were executed. The Bank is expected to pay in the aggregate approximately $125,000 in lease payments under both agreements over the terms of the leases. Further, certain directors serving on the Company's Compensation and Benefits Committee hold loans made by the Bank. These loans were made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.


Compensation and Benefits Committee Report

     The Compensation and Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and executive and director incentive plans. The Committee is composed entirely of outside directors.


Executive Compensation Philosophy

     The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive so as to attract, motivate and retain talented executives. Secondly, the program is intended to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. The Committee's philosophy is to pay competitive annual salaries to executive officers, coupled with incentives that will result in overall compensation for executive officers that will fluctuate depending upon, and be commensurate with, the Company's actual performance in relation to the financial goals established by the Committee and ratified by the Board of Directors at the beginning of each year. These incentives consist of annual cash incentive compensation and long-term stock compensation, consisting primarily of stock grants and stock options.

     The Committee assesses the competitiveness of its executives' compensation by referring, at least annually, to a survey which compares and examines a variety of compensation-related data furnished by a prominent international consulting firm for the financial industry. The Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry. Based upon this information, the Committee believes that it has established a program to:

          - Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of others in the industry;

          - Attract and retain key executives critical to the long-term success of the Company and the Bank;

          - Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

          - Reward executives for long-term strategic management and the enhancement of stockholder value.

     In making compensation decisions the Committee also focuses on the individual contributions of executives of the Company and the Bank. The Committee uses its discretion to set executive compensation as, in its judgment, external, internal or individual circumstances dictate.


Annual Salaries

     Salary ranges governing executives are established annually based upon competitive data and other information pertinent to the geographic area, especially in the banking field. Within the ranges, salaries vary based upon an individual's level of responsibility, impact on the business, work experience, performance, tenure and potential for advancement within the Company and the Bank. Annual salaries for newly-hired executives are determined at the time of hire, taking into account all of the foregoing, except tenure. The chief executive officer and other executive officers generally receive salary increase consideration at 12-15 month intervals for purposes of business performance comparisons. Salary adjustments for the chief executive officer and other executives are subject to approval by the full Board, based upon the recommendations of the Committee.

     No salary increases were granted to the chief executive officer or the other named executive officers for 1999. In lieu of salary increases, an incentive plan was adopted as discussed below.


Annual Incentives/Bonuses

     The Board of Directors established a Senior Management Salary Incentive Plan. The purpose of the plan is to meet and exceed financial goals to promote a superior level of performance relative to the bank's competition in its market area. Through payment of incentive compensation beyond base salaries, the plan provides reward for meeting and exceeding the bank's financial goals as well as recognition of individual achievements for plan participants.

     In the event that quarterly net income exceeds $700,000, the plan provides for the payment of an award of 7.14% times the net income above $700,000. Awards are to be distributed 40% to the President & CEO and 22.5% each to the other named executive officers. The maximum aggregate bonus amount was set at $200,000 for the year.


Long-Term Incentives

     The Company's Stock Option Plan and RRP, which were approved by stockholders in 1997, are the Company's long-term incentive plans for executive officers, directors and employees of the Company and the Bank. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable such individuals to develop and maintain a significant, long-term stock ownership position in the Company's common stock. Awards are made at a level calculated to be competitive with the thrift industry. There were no awards made to the named executive officers during 1999.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.


Submitted by the Compensation and Benefits Committee of the Company:

James J. Bettini (Chairman)
John J. Daly
Marvin R. LeRoy, Jr.
Charles S. Pedersen
John A. Tesiero, Jr.

Stockholder Return Performance Presentation

     The line graph below compares the cumulative total shareholder return on the Company's common stock to the cumulative total return of a broad index of The Nasdaq Stock Market and a savings and loan industry index for the period from December 27, 1995 (the date the Company became a public company) through December 31, 1999. Data for the Nasdaq and Saving and Loan indices were calculated by Media General Financial Services. The graph assumes the investment of $100.00 on December 27, 1995 and the reinvestment of all dividends.






[GRAPHIC:  LINE GRAPH PLOTTED AS FOLLOWS:]







                                                  Plotting Points

====================================================================================================================
                                  12/27/95      12/31/95     12/31/96      12/31/97      12/31/98     12/31/99
                                  --------      --------     --------      --------      --------     --------
Ambanc Holding Co. Inc.            $100.00      $101.09       $112.50       $188.61      $181.25       $153.82
Savings and Loan Index              100.00       100.00        130.51        219.43       192.36        154.64
Nasdaq Market Index                 100.00       100.00        124.27        152.00       214.39        378.12
====================================================================================================================

Certain Transactions

         Standstill Agreement with Director Seidman. In February 2000, Mr. Seidman and a group of related persons and entities requested the nomination of three directors to the board of directors of the Company and a list of stockholders. During February and March, the Company and Mr. Seidman held discussions concerning these matters. On March 24, 2000, the Company entered into a standstill agreement with Mr. Seidman and his group (the "Standstill Agreement"). Pursuant to the Standstill Agreement, the Company agreed to appoint Mr. Seidman to the board of directors of the Company for a term to expire at the Meeting and to nominate Mr. Seidman for election at the Meeting for a three year term. The Company also agreed that it will appoint Mr. Seidman to the board of directors of the Bank for a three year term if Mr. Seidman is elected at the Meeting.

         Pursuant to the Settlement Agreement, Mr. Seidman and his group have agreed to vote all shares of common stock they control in accordance with the recommendation by the Company's Board of Directors on the election of directors at the Meeting and in favor of Mr. Lisicki's re-election to the Board of Directors of the Company at the 2001 annual meeting. In addition, Mr. Seidman and his group have agreed not to introduce any shareholder proposal or to support any proposal or otherwise attempt to effect a change in control of the Company or the corporate policy of the Company that is not supported by the Company's Board of Directors. However, this provision does not apply to the 2001 annual meeting or to subsequent meetings. Also, Mr. Seidman and his group agreed to withdraw their nominations for director and their request for a list of stockholders. The Company appointed Mr. Seidman to the Board on March 24, 2000.

         Litigation and Settlement Agreement with Director Holtzman. In May 1998, Mr. Holtzman and a group of related persons and entities filed lawsuits against the Company objecting to certain disclosures contained in the Company's proxy materials for its 1998 annual meeting of stockholders, and alleging certain defamation claims. In August 1998, the Company, together with AFSALA, entered into a settlement and standstill agreement with Mr. Holtzman and his group (the "Settlement Agreement"). Pursuant to the Settlement Agreement, Mr. Holtzman and his group agreed to dismiss the litigation against the Company with prejudice and to refrain from future litigation against the Company and AFSALA through January 1, 2000. Mr. Holtzman and his group also, as required by the Settlement Agreement, publicly stated that they fully supported the then-pending merger of the Company and AFSALA, and agreed to vote all shares of Company and AFSALA common stock they owned in favor of the merger.

         Pursuant to the Settlement Agreement, Mr. Holtzman and his group voted at the 1999 annual meeting all shares of common stock they controlled led in accordance with the recommendation by the Company's Board of Directors on the election of directors and ratification of the appointment of auditors. Mr. Holtzman and his group further agreed not to introduce any shareholder proposal at the 1999 annual meeting or to support any proposal that was opposed by the Company's Board of Directors. In addition, Mr. Holtzman and his group agreed not to, in connection with the 1999 annual meeting, solicit proxies against or otherwise oppose any management proposal or nominee for election as a director.

         In consideration for the covenants made by Mr. Holtzman and his group, the Company engaged an investment banking firm to seek ways to maximize shareholder value, including the sale of the Company. The Company agreed that if, as was the case, the Company did not enter into a merger or acquisition agreement with a third party by April 1, 1999, the Company's Board of Directors would appoint two persons selected by Mr. Holtzman and his group to serve three-year terms as directors of the Company. The Company appointed Messrs. Holtzman and Lyons to the Board on April 1, 1999. The Company and AFSALA also agreed to pay to Mr. Holtzman and his group $80,000 in cash representing reimbursement of a portion of their expenses, and to refrain from litigation against Mr. Holtzman and his group for any matters which occurred on or before the date of the Settlement Agreement.

         Lease Agreements. Director John A. Tesiero, Jr. is a principal owner of the Amsterdam Riverfront Center, which has leased two properties to the Bank. One property is used as an operations center, and the other is used as a branch office. Each lease agreement has a term of five years, expiring in 2003, with an option to renew after expiration for an additional five years. The lease payments by the Bank are equivalent to the market rate at the time the lease agreements were executed. The Bank is expected to pay in the aggregate approximately $125,000 in lease payments under both agreements over the terms of the leases.

          Loans. The Company has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to directors must be approved by a majority of the disinterested directors. Residential loans and any loan in excess of $100,000 to an executive officer must be approved by a majority of the Board of Directors. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable
transactions   prevailing  at  the  time,  in  accordance   with  the  Company's
underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.



                PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG LLP to be the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the Company's stockholders at the Meeting. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

         THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  STOCKHOLDERS   "FOR"  THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4, and 5, with the Securities and Exchange Commission ("SEC") and to provide copies of those Forms 3, 4, and 5 to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the Common Stock.

         Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended December 31, 1999.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for its 2000 Annual Meeting of Stockholders, any stockholder proposal to take action at the 2000 Annual Meeting must be received at the main office of the Company, 11 Division Street, Amsterdam, New York 12010-4312, no later than December 22, 2000. Any proposal submitted will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in the
Company's proxy materials), the Company's Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the 2000 Annual Meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the Company's proxy materials, the persons named in the form of proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by the Deadline (as defined below). In addition to the provision of the proxy rules regarding discretionary voting authority described in the preceding sentence, the Company's Bylaws provide that if notice of a stockholder proposal to take action at the 2000 Annual Meeting is not received at the main office of the Company by the Deadline, the proposal will not be recognized as a matter proper for submission to the Company's stockholders and will not be eligible for presentation at the 2001 Annual Meeting. The "Deadline" means March 27, 2001; however, in the event the 2001 Annual Meeting is held before May 6, 2001 or after July 25, 2001, the "Deadline" means the close of business on the later of the 60th day prior to the date of the 2001 Annual Meeting or the tenth day following the day on which notice of the 2001 Annual Meeting is first mailed or public announcement of the date of the 2001 Annual Meeting is first made.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. Should any other matters properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, AMBANC HOLDING CO., INC., 11 DIVISION STREET, AMSTERDAM, NEW YORK 12010-4303.

                            Ambanc Holding Co., Inc.
                               Amsterdam, New York

                   Annual Meeting of Stockholders May 26, 2000

         The undersigned hereby appoints the members of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, par value $.01 per share (the "Common Stock"), of Ambanc Holding Co., Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Best Western Hotel located at 10 Market Street, Amsterdam, New York, at the date and time set forth in the Notice of Annual Meeting and at any and all adjournments and postponements thereof, as instructed hereon.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.


I. Election of four                 FOR all nominees       WITHHOLD
   directors for terms              listed (except as      AUTHORITY TO
   of three years                      marked to the     vote for all nominees
                                     contrary below)       listed
Nominees:                            ---------------     ---------------------
--------                                  [  ]                   [  ]
         John J. Daly
         Marvin R. LeRoy, Jr.
         Lawrence B. Seidman
         Ronald S. Tecler

(Instructions: To withhold authority to vote for one or more but not all nominees, mark the "FOR" box, and write the name(s) of the nominee(s) for whom you wish to withhold your vote in the space provided below. To withhold authority to vote for all nominees, mark the 'WITHHOLD AUTHORITY" box.

II. Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

                  FOR             AGAINST                   ABSTAIN
                  ---             -------                   -------

                  [ ]               [ ]                       [ ]


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors recommends a vote "For" the election of all nominees listed and "For" the ratification of the appointment of KPMG LLP.

     This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company Common Stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of this proxy. If this proxy is revoked as described above, then the power of the attorneys and proxies named herein shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of the Annual Meeting, the related Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999.

PLEASE  PROMPTLY   COMPLETE,   DATE,  SIGN  AND  MAIL  THIS  PROXY  IN  ENCLOSED
POSTAGE-PAID ENVELOPE.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

[  ]     Please check here if you plan to attend the Meeting.


Dated:                           , 2000
        -------------------------



-------------------------------------       ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


-------------------------------------       ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.